UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2 to

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2005

HEI, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-10078	41-0944876

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code:		(952) 443-2500

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2005, Timothy Clayton of Emerging Capital was appointed interim Chief Financial Officer of HEI, Inc. (the “Company”) effective January 17, 2005. Effective February 28, 2005, Emerging Capital and the Company entered into an Engagement Letter (the “Agreement”) pursuant to which Mr. Clayton will provide consulting services to the Company consistent with the duties and responsibilities of the Chief Financial Officer for an initial period from January 15, 2005 through April 30, 2005 at a monthly consulting fee of $15,000 payable on the first day of each month during the term of the Agreement. The consulting fee due for January 2005 was pro-rated to $7,500. The Agreement is terminable by either party upon five days advance written notice to the other; provided, however, that upon termination of the Agreement, the Company is obligated to pay the full monthly consulting fee to Emerging Capital for the month in which the Agreement is terminated. Under the Agreement, Emerging Capital and the Company have agreed to discuss the Company’s needs at the end of the initial term of the Agreement and determine at that time whether to extend the term of the Agreement. The Agreement provides that Emerging Capital is an independent contractor and that neither Mr. Clayton nor Emerging Capital is an employee of the Company.

     Under the Agreement, the Company agreed, subject to approval of the Company’s Board of Directors, to grant Emerging Capital an option to purchase up to 20,000 shares of the Company’s common stock with a seven year term under the Company’s 1998 stock option plan at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Options to purchase 10,000 shares of the Company’s common stock will vest six months after the date of grant and options to purchase the remaining 10,000 shares of the Company’s common stock will vest one year after the date of grant. If the Company terminates the Agreement or decides not to renew the Agreement, the options will remain outstanding until the expiration date. If Emerging Capital terminates the Agreement prior to the end of the initial term of the Agreement, the options will immediately terminate. The Company also agreed to indemnify Emerging Capital and its principals and affiliates against any damage, loss, cost, expense, obligation, claim or liability incurred by them in connection with the performance of Emerging Capital’s obligations under the Agreement unless a court renders a final judgment that such damage, loss, cost, expense, obligation, claim or liability resulted from Emerging Capital’s gross negligence or intentional misconduct. In addition, the Company agreed to not hold Emerging Capital or its principals and affiliates liable for any actions by third parties.

     A copy of the Agreement is attached to this Amendment No. 2 to Current Report as Exhibit 10.1, which exhibit is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

       The following exhibit is filed as a part of this Amendment No. 2 to Current Report on Form 8-K.

Item No.	Description
10.1	Engagement Letter dated January 12, 2005 between Emerging Capital and HEI, Inc. effective as of February 28, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.
Date: March 4, 2005	by	/s/ Mack V. Traynor, III
Mack V. Traynor, III
Chief Executive Officer and President (Duly Authorized Officer)

Exhibit Index

Item No.	Description
10.1	Engagement Letter dated January 12, 2005 between Emerging Capital and HEI, Inc. effective February 28, 2005.